Exhibit 23.1



[Letterhead of Deloitte Touche]

INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Altair Nanotechnologies, Inc. on Form S-3 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Altair Nanotechnologies, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
October 17, 2002